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Exhibit 23.1

Consent of Independent Accountants

        We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 25, 2004 relating to the combined financial statements and financial statement schedules of Assured Guaranty Ltd., and our report dated December 19, 2003 relating to the balance sheet of Assured Guaranty Ltd., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
April 19, 2004

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Consent of Independent Accountants